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                                                                     EXHIBIT 3.3

                            INTERACTIVE TELESIS INC.

                            ARTICLES OF INCORPORATION


         INTERACTIVE TELESIS INC., Incorporated _____________, 1992, as a Nevada Corporation, hereby adopts the following Articles of Incorporation of such
Corporation:


                                 ARTICLE I: NAME

         The corporate name of the Corporation shall be INTERACTIVE TELESIS INC.

                               ARTICLE II: PURPOSE

         The purposes for which the said Corporation is incorporated are as follows, to-wit:

         1. To transact all lawful business for which corporations may be incorporated pursuant to the Nevada Corporation Code.

         2. To render Marketing Services.

         3. To do all and everything necessary, suitable, convenient or proper for the accomplishment of any one or more of the objects herein enumerated or incidental to the powers herein named, or which shall, at any time, appear conducive to or expedient for the protection or benefit of the Corporation.

                              ARTICLE III: DURATION

         The said Corporation shall have perpetual existence.

                            ARTICLE IV: CAPITAL STOCK

         Section 1. Classes and share authorized. The authorized capital stock of the Corporation shall be 20,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value.

         Section 2. Preferred Stock. Shares of Preferred Stock may be divided into such series as may be established from time to time by the Board of Directors. The Board of Directors from time to time may fix and determine the relative rights and preferences of the shares of any series so established.

         Section 3. Common Stock.

         (a) After the requirements with respect to preferential dividends on the Preferred Stock, if any, shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, and subject further to any other conditions which may be fixed in accordance with the provisions of Section 2 of this Article IV, then, and not otherwise, the holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation paid out of funds legally available therefor.


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        (b) After distribution in full of the preferential amount, if any, to be distributed to the holders of the Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by them respectively.

         (c) Except as may otherwise be required by law, each holder of the Common Stock shall have one vote in respect of each share of the Common Stock held by him on all matters voted upon by the stockholders.

        Section 4. General Provisions. The capital stock of the Corporation may be issued for money, property, services rendered, labor done, cash advanced to or on behalf of the Corporation, or for any other assets of value in accordance with an action of the Board of Directors, whose judgment as to the value of the assets received in return for said stock shall be conclusive, and said stock, when issued, shall be fully paid and nonassessable.


                     ARTICLE V: NO PREFERENCES, PRIVILEGES,
                                  RESTRICTIONS

         No distinction shall exist between the shares of the corporation or the holders thereof.

                               ARTICLE VI: VOTING

         Cumulative voting shall not be permitted by this Corporation. Each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders.

                         ARTICLE VII: PREEMPTIVE RIGHTS

         Shareholders of the Corporation shall not have preemptive rights to acquire unissued or treasury shares of the Corporation or securities convertible into such shares or carrying a right to subscribe to or acquire such shares.

                         ARTICLE IX: BOARD OF DIRECTORS

         Section 1. Board of Directors. The affairs and management of the Corporation shall be under the control of the Board of Directors consisting of not less than three (3) nor more than nine (9) directors, provided that there need be only as many directors as provided in the bylaws of the Corporation as there are shareholders in the event that outstanding shares are held of record by fewer than three shareholders.

         Section 2. Classification of Directors. The Board of Directors shall be divided into three classes, Class 1, Class 2, and Class 3, each class to be as nearly equal in number as possible. The term of office of Class 1 directors shall expire at the first annual meeting of shareholders following their election, that of Class 2 directors shall expire at the second annual meeting following their election, and that of Class 3 directors shall expire at the third annual meeting following their election. At each annual meeting after such classification, a number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting, No

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classification of directors shall be effective prior to the first annual meeting of shareholders or at any time when the Board of Directors consist of less than three members. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Company, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

         Section 3. Initial Directors. The names and addresses of director(s) who first served on the original Board of Directors are:

James E. Franklin                     Donald E. Cameron
2696 Hidden Valley Rd.                Suite 100 - 200 Granville
San Diego, CA 92037                   Vancouver, BC Canada
                                      V6C1S4

Diane L. Sweet                        Glenn Collick
818 Stevens Ave                       1006 - 750 W. Pender Street
Solana Beach, CA 92075                Vancouver, BC Canada V6C2T8

         SECTION 4. Nomination of Directors.

         (a) Nominations for the election of directors may be made by the Board of Directors, by a committee of the Board of Directors, or by any shareholder entitled to vote for the election of directors. Nominations by shareholders shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation, not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation, not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders.

         (b) Each notice under subsection (a) shall set for the (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee.

         (c) The chairman of the shareholders' meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 5. Certain Powers of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         (a) To manage and govern the Corporation by majority vote of members present at any regular or special meeting at which a quorum shall be present, to make, alter, or amend the bylaws of the Corporation at any regular or special meeting, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation, and to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Director in the management of the business and affairs of the Corporation (such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined form

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time to time by resolution adopted by the Board of Directors);

         (b) To sell, lease, exchange, or otherwise dispose of all or substantially all of the property and assets of the Corporation in the ordinary course of its business upon such terms and conditions as the Board of Directors may determine without vote or consent of the shareholders;

         (c) To sell, pledge, lease, exchange, liquidate, or otherwise dispose of all or substantially all the property or assets of the Corporation, including its goodwill, if not in the ordinary course of its business, upon such terms and conditions as the Board of Directors may determine; provided, however, that such transaction shall be authorized or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting duly called for such purpose, or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such transaction with any substantial shareholder or affiliate of the Corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, unless such transaction is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the continuing directors of the Corporation, or is authorized for ratified by the written consent of the holders of all the shares entitled to vote thereon;

         (d) To merge, consolidate, or exchange all of the issued or outstanding shares of one or more classes of the Corporation upon such terms and conditions as the Board of Directors may authorize; provided, however, that such merger, consolidation, or exchange shall be approved or ratified by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, or authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and provided, further, that any such merger, consolidation, or exchange with any substantial shareholder or affiliate of the Corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon at a shareholders' meeting duly called for that purpose, unless such merger, consolidation, or exchange is with any subsidiary of the Corporation or is approved by the affirmative vote of a majority of the continuing directors of the Corporation, or is authorized or ratified by the written consent of the holders of all the shares entitled to vote thereon; and

         (e) To distribute to the shareholders of the Corporation, without the approval of the shareholders, in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of the Corporation's assets, in cash or in property, so long as the partial liquidation is in compliance with the Nevada Corporation Code.

         (f) As used in this Section 5, the following terms shall have the following meaning:

                  (i) an "affiliate" shall mean any person or entity which is an affiliate within the meaning of Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended;

                  (ii) a "continuing director" shall mean a director who was elected before the substantial shareholder or affiliate of the Corporation which is to be a party to a proposed transaction within the scope of subsections (c) and (d) of this Section 5 became such a substantial shareholder or affiliate of the Corporation, as the case may be, or is designated at or prior to his first election or appointment to the Board of Directors by the affirmative vote of a majority of the Board of Directors who are continuing directors;

                  (iii) a "subsidiary" shall mean any Corporation in which the Corporation owns the majority of each class of equity security; and

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                  (iv) a "substantial shareholder" shall mean any person or
         entity which is the beneficial owner, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, of 10% or more of the outstanding capital stock of the Corporation.

                           ARTICLE IX: INDEMNIFICATION

         Section 1. Direct Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit, or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not of itself create a presumption that such person did not act in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonably cause to believe that such person's conduct was unlawful.

         Section 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against expenses (including amounts paid in settlement and attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation. Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and only to the extent that the court which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 3. Expenses. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 and 2 of this Article VIII, or in defense of any claim, issue, or matter therein, such person must be indemnified by the Corporation against expenses (including attorney fees) actually and reasonably incurred by such person in connection with the defense.

                          ARTICLE X: PLACE OF OPERATION

         The operations of the said Corporation shall be carried on in the state of Nevada and the Corporation shall also be permitted to conduct business in any other state of the United States or

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elsewhere and to have one or more offices outside the State of Nevada. The Board of Directors and stockholders of the Corporation shall have the right to hold their meetings outside of the State of Nevada when deemed most convenient or in the best interest of the Corporation.

                     ARTICLE XI: REGISTERED OFFICE AND AGENT

        The address of the initial registered office of the Corporation is 1543 2nd Street, Minden, Nevada 89423, County of Douglas, and the name of the Corporation's initial registered agent at such address is James E. Franklin.

                       ARTICLE XII: CONFLICTS OF INTEREST

         Section 1. Related Party Transactions.

         (a) No contract or transmission between the Corporation and one or more of its directors, or officers, or between the Corporation and any other corporation, firm, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reasons or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies the contract or transaction or solely because his or their votes are counted for such purpose if:

                  (i) the facts of the common directorship or financial interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee in good faith authorizes, approves, or ratifies the contract or transaction by the sufficient vote of the majority of the disinterested directors;

                  (ii) the material facts of the common directorship or financial interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by a majority vote or written consent holding a majority of the shares entitled to vote; the votes of the common or interested directors or officers shall be counted in any such vote or shareholders; or

                  (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified.

         (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves, or ratifies the contract or transaction, and if the votes of the common or interested directors are not counted at such meeting than a majority of the disinterested directors may authorize, approve, or ratify a contract or transaction.

         Section 2. Corporate Opportunities. The officers, directors, and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by resolution of the Board of Directors. When such areas of interest are delineated all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it, and thereafter any officer, director, or other member of management may avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an

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area of management of the Corporation shall be free to engage in such areas of interest on their own. The provisions hereof shall not limit the rights of any officer, director, or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation, nor that such area of interest is designated by the Corporation, nor shall they be construed to release any employee of the Corporation (other than an officer, director, or member of management) from any duties which such employee may have to the Corporation.

              ARTICLE XIII: SHAREHOLDERS' RIGHT TO EXAMINE RECORDS

         Shareholders of record of the Corporation shall at all times have the right to examine the books of the Corporation except as limited to these Articles of Incorporation:

         (a) Such examinations as hereinafter provided shall be made only by the Shareholders in person, and no extract from the books or records of the Corporation shall be permitted to be made by any shareholder of the same.

         (b) Such shareholder shall give assurance satisfactory to the Board of Directors that he does not desire the information required or to be obtained from such inspection for the purpose of communicating the same to others who are not shareholders of the Corporation and, further, that he will not directly or indirectly disclose the Corporation's business or affairs to any person or persons whomsoever.

         (c) No officer or director of the Corporation shall furnish either information in regard to the business or operation of the Corporation or any copies of, or extracts from, any of the books or records of the Corporation except by the director of the Board of Directors.

         (d) Shareholders desiring information in regard to the business or operation of the Corporation, or desiring to make inspection of the books or records, shall first make application, in writing, to the Board of Directors stating the specific purpose for the application, the particular information desired, and the books and records required for the purpose by such shareholder before such examination and satisfy to the Board of Directors that said application is made in good faith and that said examination will not be detrimental to the interests of the Corporation.

                               ARTICLE XIV: BYLAWS

        The Board of Directors, by majority vote, shall have the power to make and amend such prudential bylaws as they deem proper and not inconsistent with the Constitution or the laws of the United States or of this state for the management of the property of the Corporation, the regulation and government of its affairs and for the certification and transfer of its stock.

                     ARTICLE XV: ARRANGEMENTS WITH CREDITORS

        Whenever a compromise or arrangement is proposed by the Corporation between it or its creditors or any class of them, and/or between the Corporation and its shareholders or any class of them, any court of equitable jurisdiction may, on summary application by the Corporation, or by a majority of its shareholders, or on the application of any receiver or receivers appointed for the Corporation, or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors and/or of the shareholders or class of shareholders of the Corporation, as the case may be, to be notified in such manner as the court decides. If a majority in number representing at least three-fourths in amount of the

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creditors or class of creditors and/or the holders of the majority of the stock or class of stock of the Corporation, as the case may be, agree to any compromise or arrangement and/or to any reorganization of the Corporation, as a consequence of such compromise or arrangement, then said compromise or arrangement and/or said reorganization shall, if sanctioned by the court to which the application has been made, be binding upon all the creditors or class of creditors and/or on all the shareholders or class of shareholders of the Corporation, as the case may be, and also on the Corporation.

                       ARTICLE XVI: SHAREHOLDERS' MEETING

         Shareholders' meetings may be held at such time and place as may be stated or fixed in accordance with the Bylaws. At all shareholders' meetings, one-third of all shares entitled to vote shall constitute a quorum.

                             ARTICLE XVII: AMENDMENT

         Section 1. Amendment. These Articles of Incorporation may be amended by resolution of the Board of Directors if no shares have been issued, and, if shares have been issued, by the affirmative vote of the holders of at least a majority of the shares entitled to vote thereon at a meeting duly called for that purpose, or, when authorized, when such action is ratified by the written consent of all of the directors and by stockholders holding at least voting power entitled to vote thereon.

         Section 2. Revocation. The Corporation shall revoke voluntary dissolution proceedings upon the affirmative vote of the holders of at least a majority of the shares entitled to vote at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

                          ARTICLE XVIII: INCORPORATORS

         The incorporators, who have signed the original Articles of Incorporation, are those persons whose names and office addresses are set forth in Article IX, Section 3 above.

         IN WITNESS WHEREOF, the undersigned has placed his hand and seal this 7th day of January, 1992.



                                        /s/  JAMES E. FRANKLIN
                                        -----------------------------------
                                        James E. Franklin, President


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